Exhibit 1.01

Sangoma Technologies Corporation

Conflict Minerals Report

For the Calendar Year Ended December 31, 2025

This conflict minerals report (this “Conflict Minerals Report”) for Sangoma Technologies Corporation (collectively, the “Company”, “Sangoma”, “we”, “our” or “us”) is being filed with the United States Securities and Exchange Commission (the “SEC”) pursuant to Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Form SD for the reporting period from January 1, 2025 to December 31, 2025. The Rule was adopted by the SEC to implement reporting and disclosure requirements related to Conflict Minerals (as defined below) as directed by Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. “Conflict Minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives (collectively, “Conflict Minerals”), which are limited to tin, tantalum, tungsten, and gold (“3TG”) for purposes of this Conflict Minerals Report. For products which contain Conflict Minerals, registrants must conduct in good faith a reasonable country of origin inquiry (an “RCOI”) designed to determine whether any of the Conflict Minerals originated in the Democratic Republic of the Congo or an adjoining country (which encompasses Angola, Burundi, The Central African Republic, The Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda and Zambia) (collectively, the “Covered Countries”). Numerous terms in this Conflict Minerals Report are defined in the Rule and SEC Release No. 34-67716 issued by the SEC on August 22, 2012, and the reader of this Conflict Minerals Report is referred to these materials for such definitions. This Conflict Minerals Report is not audited as provided by the April 2014 public statement made by the SEC’s Division of Corporation Finance.

Conflict Minerals Disclosure

1. Company Overview

The Company is a trusted leader in delivering value-based Communications as a Service (CaaS) solutions for businesses of all sizes. The Company simplifies communications by providing businesses with the industry’s most comprehensive suite of cloud-native communications solutions, which work together seamlessly to streamline business processes. The Company provides businesses with a complete solution, including cloud software, endpoints, and connectivity – all delivered and supported by the Company’s expert team.

2. Overview of Products

In addition to the CaaS solutions, the Company also offers network interconnection products, such as session border controller (SBCs), gateways and PSTN interface and media processing boards. The Company contracts to manufacture certain of its network interconnection products that contain Conflict Minerals that are necessary to the functionality or production of such products (together, the “Covered Products”). For a further discussion of the Company’s products, including the Covered Products, please refer to the Annual Information Form of the Company for the year ended June 30, 2025 (filed as Exhibit 99.1 to the Company's Annual Report on Form 40-F for the year ended June 30, 2025, which was filed with the SEC on September 17, 2025 (the “Annual Report”)).

3. Supply Chain Overview and Due Diligence

The Company does not engage in the actual mining of Conflict Minerals nor does it make purchases of raw ore or unrefined Conflict Minerals, and makes no purchases in the Covered Countries. Rather, the Company’s manufacturing process is significantly removed from the mining, smelting and/or refining of 3TG minerals, and there are numerous third parties in the supply chain between the original sources of 3TG minerals and the ultimate manufacture of our products. Therefore, tracing these minerals to their sources is a challenge that requires the Company to rely on its direct and indirect suppliers in its efforts to achieve supply chain transparency, including obtaining information regarding the origin of the 3TG minerals. More specifically, the Company continues to rely upon its direct and indirect suppliers to provide information on the origin of Conflict Minerals contained in the Covered Products, including the sources of Conflict Minerals that are supplied to those manufacturers.

The Company has taken certain measures to identify the source of Conflict Minerals used in its products, including:

•	Assessing whether the Conflict Minerals were necessary to the functionality or production of the products;

•	Conducting an RCOI by requiring our direct and indirect suppliers to complete the Responsible Minerals Initiative’s Conflict Minerals Reporting Template (the “CMRT”), which is regarded as the most common reporting tool for Conflict Minerals content and sourcing information worldwide;

•	Including Conflict Minerals-related requirements in our purchasing documents to direct suppliers;

•	Reviewing responses received from suppliers and following up on incomplete responses;

•	Sending reminders to suppliers who did not respond to the Company’s requests; and

•	Filing an annual report with the SEC on Form SD that includes a conflict minerals report.

4. Reasonable Country of Origin Inquiry Results and Conclusion

As required by the Rule, the Company undertook an analysis and determined that the Covered Products contain one or more Conflict Minerals, which are necessary to the Covered Products’ functionality or production. Accordingly, as required by the Rule, the Company conducted in good faith an RCOI regarding those Conflict Minerals, which was designed to determine whether any of those Conflict Minerals originated from a Covered Country or are from recycled or scrap sources, as each defined in the Rule. To this end, the Company sent communications to each third-party manufacturer of the Covered Products explaining the requirements of the Rule and its applicability to the Company and seeking the certification from each third-party manufacturer that the Conflict Minerals in the applicable Covered Product did not originate in a Covered Country and/or to provide answers to the CMRT reflecting the Company’s position on the supply chain.

The Company received back responses from a majority of the third-party suppliers surveyed. A list of smelters and refiners that sourced 3TG for our products contracted to be manufactured during the reporting period covered by this Conflict Minerals Report is attached hereto as Exhibit A. Each CMRT received from third-party suppliers identified lists of smelters or refiners, and their countries of origin, which may supply Conflict Minerals utilized in the Covered Products. The Company exercised due diligence to determine the source and chain of custody of the 3TG necessary to the functionality or production of the Covered Products as required by the Rule. Certain responses to the Company’s RCOI regarding the origin or source of the 3TG contained in the components sold to the Company by its third-party suppliers did not provide the Company with sufficient information to conclusively determine whether the 3TG originated from a Covered Country, or whether such 3TG came from recycled or scrap sources. However, based on the information that has been obtained from the Company’s third-party suppliers as of the date hereof, the Company has reason to believe that a portion of the Conflict Minerals used in the Covered Products may have originated in the Covered Countries set forth on Exhibit B and may not be exclusively from scrap or recycled sources. Furthermore, the necessary 3TG in our products, which may have originated from outside the Covered Countries, came from one or more of the countries listed in the attached Exhibit C.

We believe our RCOI process was reasonably designed and performed in good faith, but there are inherent limitations in the information provided to us by third parties, including the possibility of information being inaccurate, incomplete or falsified despite our efforts to validate and confirm the information. Because of the relatively small amount of the Company’s components that contain Conflict Minerals and the fact that the Company’s third-party suppliers are several steps removed from the applicable smelters and refiners, the Company has assessed, and will continue to assess, if any additional actions can or should be implemented that would improve the information gathered from its due diligence to ensure compliance with its reporting requirements under the Rule.

5. Non-Conformant or Sanctioned Smelters

Our version 6.5 CMRT (the “v6.5 CMRT”) consists of a compilation of 3TG Smelters or Refiners (“SORs”) received from our suppliers for the 2025 reporting period. The CMRT is regularly updated, and we required use of version 6.5 for reporting. We are aware that as of the current date, some of these SORs are no longer considered RMAP eligible and may no longer have an audit status of conformant. Some of these SORs on the v6.5 CMRT were either active or conformant for at least part of the 2025 reporting period and were reported by our suppliers as used in their supply chains; therefore, we must continue to report them on our CMRT. Sangoma has no direct affiliation or business with the SORs and instead relies on information from a multi-level upstream supply base. Based on these factors and the size of our supply chain, we are unable to provide a specific removal date at this time as we have no direct influence over (i) the supply base purchasing sources and (ii) related budgetary constraints.

We are committed to responsible sourcing and conformance with global standards. As part of our due diligence procedures, we conduct a review of the supply chain and seek to promote supplier direct/indirect contact with the smelters to encourage RMAP conformance and/or participation. In the case of smelters which are unable (or unwilling) to conform to RMAP audit standards, we will thereafter work collaboratively with our supply chain to disengage from these smelters and/or find alternative sourcing locations should they remain non-conformant. We reviewed the smelters of concern and have provided comments below regarding the RMAP “non-conformant” and/or “high risk” smelters. Each of the sanctioned SORs identified in our due diligence process are listed on Exhibit D attached hereto.

•	Russia Sanctioned Smelters: Government sanctions against Russia took effect beginning as of March 2022 in connection with the Russian-Ukrainian conflict. The Responsible Minerals Initiative (“RMI”) has noted the Russia-related sanctions are not retroactive and became effective as of March 2022 to present date. Due to the continued Russian activities in Ukraine, and ceased RMAP assessments in Russia, the amount of ineligible, sanctioned and/or non-conformant smelters significantly increased over the past few reporting cycles. We must report applicable smelters in our CMRT after they are identified in the supply chain by one (or more) of our suppliers. As part of our due diligence procedures for the 2025 reporting period, we continue to reach out to the applicable suppliers regarding next steps, remediation and/or disengagement procedures from these sanctioned smelters, and will continue to collaborate with our supply chain in an attempt to disengage from these smelters and/or find alternative sourcing locations should they remain ineligible due to government sanctions.

•	RMAP Non-Conformant Smelters: The SORs in these categories are not necessarily a “high risk” due to sourcing locations; instead, “high risk” constitutes a non-conformant category due to the RMAP audit status. In particular, these SORs are non-conformant due to ineligibility to participate in RMAP or failed RMAP inspections. The applicable SOR is deemed non-conformant if (i) its systems, processes, and practices significantly deviate from the standard requirements or assessment criteria, (ii) sanctions are imposed on the smelter, (iii) the smelter refuses to participate in the assessment process, or (iv) the smelter does not provide adequate access to facilities, personnel and/or evidence to complete the assessment. The CMRT contains smelters that are non-conformant, and we are therefore engaging with our suppliers to encourage RMAP conformance. Proof of participation in audit programs, conflict free evidence and/or corrective action plans are requested from our suppliers. As part of our due diligence procedures, we will collaborate with our suppliers to remove the applicable non-conformant SORs from their supply chains should they remain non-conformant with RMAP audit standards.

•	Democratic Republic of the Congo (the “DRC”) and Conflict Affected and High-Risk Areas (“CAHRAs”) Regions: SORs that are RMI compliant can source from the DRC and CAHRAs, but must continue to demonstrate the undertaking of due diligence actions to reasonably ensure that minerals are sourced responsibly and align with the European policies on conflict prevention and the development of local communities. When non-conformant status is noted for SORs sourcing from the DRC and/or CAHRAs, due diligence efforts are performed to advise the supplier of the non-conformant status. This notification includes the referenced CMRT along with the high-risk and/or non-conformant smelter report. Suppliers are encouraged to reach out to SORs directly (and indirectly) to encourage RMAP conformance and/or participation, and to provide proposed next steps, due diligence procedures and/or corrective actions that are being taken for these SORs. Additionally, alternative supply chain sourcing is encouraged for SORs, which remain non-conformant or are unwilling (or unable) to participate in the RMAP.

•	Uyghur Forced Labor Prevention Act (the “UFLPA”): Some SORs have been identified as having possible links to sourcing and/or refining operations in China’s Xinjiang Uyghur Autonomous Region, which makes them subject to the UFLPA. Suppliers have been recontacted for due diligence programs or compliance procedures regarding responsible sourcing from these areas.

•	Office of Foreign Assets Control Sanctions:

•	At this time, African Gold Refinery, cannot participate in the RMAP due to extensive sanctions on the global gold Goetz operations. While Sangoma has no direct business with this SOR, such SOR was reported as being utilized by certain of our suppliers in their supply chains. As part of our escalation process, we contacted the applicable suppliers regarding next steps, remediation and/or disengagement procedures from the sanctioned SOR, and will seek to collaborate with our supply chain to disengage from such SOR. Several of our suppliers have removed the applicable SOR from their supply chain, and the escalation process remains ongoing with respect to certain other suppliers.

6. Continued Steps to Mitigate Risk

We intend to continue improving our RCOI process and to further mitigate risk that any Conflict Minerals in our products could benefit armed groups in a Covered Country contributing to human rights violations through the following measures:

•	Continuing to conduct and report annually on supply chain RCOI for the applicable Conflict Minerals;

•	Examining the possibility of including Conflict Mineral-related clauses in new or renewed supplier agreements such as requiring representations of compliance; and

•	Engaging with suppliers and using commercially reasonable efforts to direct them, where appropriate, to training resources to attempt to improve the content of the supplier survey results.

Moreover, we continually look to improve on our due diligence processes. As the SEC and Organization for Economic Co-operation and Development provide more guidance on this process, we will implement necessary measures to report on our Conflict Minerals status. We will work with our direct suppliers to get more relevant and complete data on the source and chain of custody of the Conflict Minerals used in our products and will continue to refine the list of relevant suppliers.

7. Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this Conflict Minerals Report constitute forward-looking statements within the meaning of Canadian securities legislation, Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended. Please see “Forward Looking Information” in the Annual Information Form of the Company for the year ended June 30, 2025 filed as Exhibit 99.1 to the Annual Report for a discussion of the risks, uncertainties, assumptions and other factors that could cause the actual results and performance of the Company to vary and deviate from those forward-looking statements. Readers are cautioned that such risks, uncertainties and assumptions are not exhaustive, and the Company does not undertake any obligation to update, modify or revise any forward-looking statements, whether as a result of future events, newly obtained information or otherwise, except as may be required by applicable laws. Moreover, given that forward-looking statements involve significant and inherent risks, uncertainties and assumptions, readers of this Conflict Minerals Report are strongly advised not to place any undue reliance on any such information.

Exhibit A

Smelters and Refiners Reported in the Company’s Supply Chain as of April 8, 2026

Metal	Smelter Name	Smelter Country
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	ABC Refinery Pty Ltd.	AUSTRALIA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Agosi AG	GERMANY
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Alexy Metals	UNITED STATES OF AMERICA
Gold	Albino Mountinho Lda.	PORTUGAL
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	ASAHI METALFINE, Inc.	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Attero Recycling Pvt Ltd	INDIA
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Augmont Enterprises Private Limited	INDIA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden Mineral AB (Ronnskar)	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Coimpa Industrial LTDA	BRAZIL
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA

Metal	Smelter Name	Smelter Country
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	Dongwu Gold Group	CHINA
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	Gasabo Gold Refinery Ltd	RWANDA
Gold	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Glencore Canada Corporation - CCR Refinery	CANADA
Gold	Gold by Gold Colombia	COLOMBIA
Gold	Gold Coast Refinery	GHANA
Gold	Gold Corporation - The Perth Mint	AUSTRALIA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	SOUTH AFRICA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES

Metal	Smelter Name	Smelter Country
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	JALAN & Company	INDIA
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Advanced Metals Corporation	JAPAN
Gold	K.A. Rasmussen	NORWAY
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kundan Care Products Ltd.	INDIA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L'Orfebre S.A.	ANDORRA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS MnM Inc.	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	MD Overseas	INDIA
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND

Metal	Smelter Name	Smelter Country
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Minera Titan del Peru SRL (MTP) - Belen Plant	PERU
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MKS PAMP SA	SWITZERLAND
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	NOBLE METAL SERVICES	UNITED STATES OF AMERICA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	SAAMP	FRANCE
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.	CZECHIA
Gold	SAM Precious Metals FZ-LLC	UNITED ARAB EMIRATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF

Metal	Smelter Name	Smelter Country
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Shirpur Gold Refinery Ltd.	INDIA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sovereign Metals	INDIA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	INDIA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Jinguan (Ausmelt) Copper Industry	CHINA
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND

Metal	Smelter Name	Smelter Country
Gold	WEEEREFINING	FRANCE
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	8853 S.p.A.	ITALY
Gold	African Gold Refinery	UGANDA
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Southwest Copper Branch	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Gold Smelting Co. Ltd.	CHINA
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Tantalum	5D Production OU	ESTONIA
Tantalum	AMG Brasil	BRAZIL
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET de Mexico	MEXICO
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	PowerX Ltd.	RWANDA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL

Metal	Smelter Name	Smelter Country
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tin	Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Aurubis Beerse	BELGIUM
Tin	Aurubis Berango	SPAIN
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	CRM Synergies EMEA, S.L.U.	SPAIN
Tin	CV Ayi Jaya	INDONESIA
Tin	Dongguan Best Alloys Co., Ltd.	CHINA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA

Metal	Smelter Name	Smelter Country
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CHINA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	P Kay Metal, Inc	UNITED STATES OF AMERICA
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	PT Arsed Indonesia	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA

Metal	Smelter Name	Smelter Country
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	INDIA
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Super Ligas	BRAZIL
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN
Tin	Thaisarco	THAILAND
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Woodcross Smelting Company Limited	UGANDA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	Artek LLC	RUSSIAN FEDERATION
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA

Metal	Smelter Name	Smelter Country
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	VIET NAM
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD	LAO PEOPLE'S DEMOCRATIC REPUBLIC
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	LLC Vostok	RUSSIAN FEDERATION
Tungsten	MALAMET SMELTING SDN. BHD.	MALAYSIA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan High-Tech Materials	VIET NAM
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Nam Viet Cromit Joint Stock Company	VIET NAM
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	PHILIPPINES
Tungsten	Philippine Carreytech Metal Corp.	PHILIPPINES
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES

Metal	Smelter Name	Smelter Country
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM
Tungsten	Unecha Refractory Metals Plant	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA

EXHIBIT B

Covered Countries from Which the Company’s Necessary 3TG

May Have Originated as of April 8, 2026

1.	Democratic Republic of Congo

2.	Rwanda

3.	Tanzania

4.	Uganda

EXHIBIT C

Countries, Outside of the Covered Countries, from Which the Company’s Necessary 3TG May Have Originated as of April 8, 2026

Andorra

Australia

Austria

Belgium

Bolivia (Plurinational State of)

Brazil

Canada

Chile

China

Colombia

Czechia

Estonia

France

Germany

Ghana

India

Indonesia

Italy

Japan

Kazakhstan

Republic of Korea

Kyrgyzstan

Lao People's Democratic Republic

Lithuania

Malaysia

Mexico

Netherlands

New Zealand

Norway

Peru

Philippines

Poland

Portugal

Russian Federation

Singapore

South Africa

Spain

Sweden

Switzerland

Taiwan, Province of China

Thailand

Turkey

United Arab Emirates

United States of America

Uzbekistan

Viet Nam

Zimbabwe

EXHIBIT D

Non-Conformant or Sanctioned SORs as of April 8, 2026

Mineral	Smelter Name	Location
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Unecha Refractory Metals Plant	RUSSIAN FEDERATION
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	African Gold Refinery	UGANDA
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	Artek LLC	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION
Tungsten	LLC Vostok	RUSSIAN FEDERATION
Gold	Gasabo Gold Refinery Ltd.	RWANDA